UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  November 6, 2007
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 6, 2007, the board of directors of OM Group, Inc. (the “Company”) amended the OM Group, Inc. Benefit Restoration Plan (as so amended, the “Plan”). The Plan is a nonqualified individual account retirement plan under which the Company provides benefits, upon separation from service with the Company and death, to a select group of highly compensated or management employees whose retirement savings under the Company’s tax-qualified plan are subject to certain limitations under the Internal Revenue Code of 1986, as amended. The amendments were made in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as well as to provide full vesting to Plan participants and provide lump-sum distributions upon separation from service or a change in control of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 6, 2007, the board of directors of the Company adopted an amendment to the Company’s By-Laws. The amendment to the By-Laws was adopted by the Company to comply with a recent amendment to the New York Stock Exchange (“NYSE”) rules that requires securities listed on the NYSE to be eligible to participate in a direct registration system operated by a securities depository. Such a direct registration system allows an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The text of the amendment, which added a new Article VIII, Section 6 to the By-Laws and made conforming changes to Article VIII, Sections 1 and 2, is attached as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
     99  Text of Amendment to By-Laws of OM Group, Inc.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: November 12, 2007	/s/ Valerie Gentile Sachs

	Name:	Valerie Gentile Sachs
	Title:	Vice President, General Counsel and Secretary